EXHIBIT 10.15

FOURTH AMENDMENT TO

OUTSIDE DIRECTORS’ 1996 STOCK OPTION PLAN

THIS FOURTH AMENDMENT to the Outside Directors’ 1996 Stock Option Plan (the “Plan”) of College Television Network, Inc. (the “Company”) (formerly known as Laser Video Network, Inc.), a Delaware corporation, (this “Amendment”) is made effective as of the 13th day of May, 1999 (the “Effective Date”).  All capitalized terms in this Amendment have the meaning ascribed to such terms in the Plan, unless otherwise stated herein.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company desires to amend the Plan to adjust the exercise price of options granted thereunder.

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

1.             Section 6(a) of the Plan is hereby amended by deleting Section 6(a) in its entirety and substituting in lieu thereof the following:

“The exercise price per share of Common Stock under each option shall be determined by the Executive Committee of the Company in its sole discretion.”

2.             Except as specifically amended by this Amendment, the Plan shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the Effective Date.

                                                                                                COLLEGE TELEVISION NETWORK, INC.

By:	/s/ Jason Elkin
Jason Elkin
Chief Executive Officer

ATTEST:

By:	/s/ Patrick Doran
Patrick Doran, Secretary